     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2001
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                        U.S. RESTAURANT PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

          MARYLAND                                              75-2687420
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                12240 INWOOD ROAD
                                    SUITE 300
                               DALLAS, TEXAS 75244
                                 (972) 387-1487
          (Address of principal executive offices, including zip code)

                              --------------------

            U.S. RESTAURANT PROPERTIES, INC. FLEXIBLE INCENTIVE PLAN AGREEMENT BY AND BETWEEN U.S. RESTAURANT PROPERTIES, INC.
                            AND H.G. CARRINGTON, JR.

                            (Full title of the plan)

                              H.G. CARRINGTON, JR.
                             CHIEF OPERATING OFFICER
                           AND CHIEF FINANCIAL OFFICER
                                12240 INWOOD ROAD
                                    SUITE 300
                               DALLAS, TEXAS 75244
                                  (972)387-1487
           (Name, address and telephone number of agent for service)
                                    copy to:
                                   MARK EARLY
                                ANTHONY P. CANALE
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              Proposed             Proposed
       Title of securities             Amount to be       maximum offering     maximum aggregate      Amount of
        to be registered                registered       price per share (1)  offering price (1)  registration fee
       -------------------             ------------      -------------------  ------------------  ----------------
Common Stock, $0.001 par                1,066,186               $13.35          $14,233,583.10        $ 3,558.40
value per share................         shares (2)
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the exercise price with respect to the 100,000 shares subject to stock purchase rights granted pursuant to the Letter Agreement and the 80,000 shares subject to stock options granted pursuant to the Letter Agreement and using the average of the high and low trading prices of the Registrant's Common Stock reported on the New York Stock Exchange on August 21, 2001 with respect to the remaining shares.

(2) Of the shares being registered hereby, 878,186 relate to shares issuable pursuant to the U.S. Restaurant Properties, Inc. Flexible Incentive Plan, 100,000 relate to shares subject to stock purchase rights granted pursuant to the Letter Agreement, 80,000 relate to shares subject to stock options granted pursuant to the Letter Agreement and 8,000 relate to shares granted pursuant to the Letter Agreement. If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.


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




                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         U.S. Restaurant Properties, Inc. (the "Registrant") will send or give to all participants in each of the U.S. Restaurant Properties, Inc. Flexible Incentive Plan and the Agreement by and between U.S. Restaurant Properties, Inc. and H.G. Carrington Jr. the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Current Report on Form 10-K filed on April 2,
2001.

         (b) The description of the Registrant's Common Stock, par value $.001 per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed on June 13, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) The Registrant's Current Report on Form 8-K filed on March 30,
2001.

         (d) The Registrant's Current Report on Form 10-Q filed on March 15,
2001.

         (e) The Registrant's Current Report on Form 10-Q filed on August 14, 2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Charter obligates the Registrant to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law (the "MGCL") permits a corporation, subject to certain limitations, to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Registrant's Board of Directors may make further provision for indemnification of directors and officers as may be permitted by law.

         The MGCL permits the Charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) it is proved that the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Charter contains a provision providing for elimination of the liability of its directors or officers to the Registrant or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Exhibit
         Number            Description

         3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-34263))

         3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-21403))

         4.1 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-21403))

         5.1*              Opinion of Vinson & Elkins L.L.P.

         23.1*             Consent of Deloitte & Touche LLP

         23.2* Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

         24.1*             Powers of Attorney (included in the signature pages
                           hereto).
         ----------

         *Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 24, 2001.

                                        U.S. RESTAURANT PROPERTIES, INC.


                                        By:      /s/ H.G. Carrington, Jr.
                                             -----------------------------------
                                                 H.G. Carrington, Jr.
                                                 Chief Financial Officer and
                                                 Chief Operating Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Robert T. Stetson and H. G. Carrington, Jr., and each of them, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

                  Signature                                       Title                             Date
                  ---------                                       -----                             ----

           /s/ Robert T. Stetson
---------------------------------------------
              Robert T. Stetson                          Chief Executive Officer               August 24, 2001
                                                    and Director (Principal Executive
                                                                Officer)


         /s/ H. G. Carrington, Jr.
---------------------------------------------
            H. G. Carrington, Jr.                   Chief Financial Officer and Chief          August 24, 2001
                                                      Operating Officer (Principal
                                                           Financial Officer)


             /s/ David M. West
---------------------------------------------
                David M. West                      Chairman of the Board of Directors          August 24, 2001
                                                              and Director


           /s/ Len W. Allen, Jr.
---------------------------------------------
              Len W. Allen, Jr.                                 Director                       August 24, 2001


           /s/ G. Steven Dawson
---------------------------------------------
              G. Steven Dawson                                  Director                       August 24, 2001


             /s/ Robert Gidel
---------------------------------------------
                Robert Gidel                                    Director                       August 24, 2001

           /s/ John C. Deterding
---------------------------------------------
              John C. Deterding                                 Director                       August 24, 2001


            /s/ Greg I. Strong
---------------------------------------------
               Greg I. Strong                                   Director                       August 24, 2001


            /s/ James H. Kropp
---------------------------------------------
               James H. Kropp                                   Director                       August 24, 2001

                                INDEX TO EXHIBITS

Exhibit
Number            Description
--------          -----------

3.1               Amended and Restated Articles of Incorporation of the
                  Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (File No.
                  333-34263))

3.2               Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the Registrant's Registration Statement on Form S-4
                  (File No. 333-21403))

4.1 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration
                  Statement on Form S-4 (File No. 333-21403))

5.1*              Opinion of Vinson & Elkins L.L.P.

23.1*             Consent of Deloitte & Touche LLP.

23.2* Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*             Powers of Attorney (included in the signature pages hereto).

         ----------

         *Filed herewith.